                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              --------------------------

                             NETWORK GENERAL CORPORATION
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

               DELAWARE                                   77-0115204
    -------------------------------         ------------------------------------
    (State or other jurisdiction            (I.R.S. employer identification no.)
    of incorporation or organization)

                                 4200 BOHANNON DRIVE
                              MENLO PARK, CALIFORNIA 94025
                 ----------------------------------------------------
                 (Address of principal executive offices)  (Zip code)

                             NETWORK GENERAL CORPORATION
                                1989 STOCK OPTION PLAN
                           1989 EMPLOYEE STOCK PURCHASE PLAN
                     CINCO NETWORKS, INC. 1997 STOCK OPTION PLAN
                     --------------------------------------------
                               (Full title of the plan)

                                    SCOTT C. NEELY
                    VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             NETWORK GENERAL CORPORATION
                                 4200 BOHANNON DRIVE
                             MENLO PARK, CALIFORNIA 94025
                    ----------------------------------------------
                       (Name and address of agent for service)

Telephone number, including area code, of agent for service:  650/473-2000

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

The Exhibit Index is on page II-6 of this Registration Statement.

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                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                              Proposed         Proposed
Title of                      maximum          maximum
securities       Amount       offering         aggregate        Amount of
to be            to be        price per        offering         registration
Registered       Registered   Share (1)        Price (1)        Fee
--------------------------------------------------------------------------------

NETWORK GENERAL CORPORATION 1989 STOCK OPTION PLAN
Common Stock,
Par value $0.01  1,500,000    $16.437500       $24,656,250.00   $7,471.59

NETWORK GENERAL CORPORATION 1989 EMPLOYEE STOCK PURCHASE PLAN
Common Stock,
Par Value $0.01    500,000    $13.971875        $6,985,937.50   $2,116.95

CINCO NETWORKS, INC. 1997 STOCK OPTION PLAN
Common Stock
Par Value $0.01     69,402     $0.410000           $28,454.82       $8.62
                 ---------    ----------       --------------    --------

TOTAL            2,069,402    $15.304248       $31,670,642.32   $9,597.16

-------------------------

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares issuable under the Network General Corporation 1989 Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on August 29, 1997 as reported on the National Association of Securities Dealers National Market System. The Network General Corporation 1989 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for purchase rights under this plan is based upon 85% of the average of the high and low prices of the Common Stock on August 29, 1997, as reported on the National Association of Securities Dealers National Market System. As to the shares issuable under the Cinco Networks, Inc. 1997 Stock Option Plan, the price is based on the average exercise price of the outstanding options.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    Network General Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

    (a)  The Company's latest annual report on Form 10-K filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended March 31, 1997, as filed June 27, 1997.

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

    (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (No. 33-36134, effective August 2,
1989) filed under the Securities Act of 1933, as amended (the "Securities Act"), including any amendment or report filed for the purpose of updating such description.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    LEGAL OPINION. The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Scott C. Neely, the Company's Vice President, General Counsel and Secretary. As of August 29, 1997, Mr. Neely owns no shares of the Company's securities and holds options to purchase less than 1% of the outstanding shares of the Company's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' fiduciary "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith and involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transactions from which a director derives an improper personal benefit.

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    The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care. The By-laws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. In addition, the Company has entered into separate indemnification agreements with its directors, officers and certain employees which require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors' and officers' insurance, if available on reasonable terms. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Inapplicable.

ITEM 8.  EXHIBITS

    See Exhibit Index.

ITEM 9.  UNDERTAKINGS

    (a)  RULE 415 OFFERING

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on September 3, 1997.

                               Network General Corporation


                               By: /s/ James T. Richardson
                                  ------------------------------------------
                                  James T. Richardson, Senior Vice President
                                  and Chief Financial Officer

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                                  POWER OF ATTORNEY

    The officers and directors of Network General Corporation whose signatures appear below, hereby constitute and appoint Leslie G. Denend, James T. Richardson and Scott C. Neely, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and do ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following in the capacities indicated on September 3, 1997.

Signature                    Title
--------------------------------------------------------------------------------


/s/ Leslie G. Denend         President and Chief Executive Officer
-------------------------    (Principal Executive Officer)
Leslie G. Denend


/s/ James T. Richardson      Senior Vice President and Chief Financial Officer
-------------------------    (Principal Financial Officer)
James T. Richardson


/s/ Charles J. Abbe          Director
-------------------------
Charles J. Abbe


/s/ Douglas C. Chance        Director
-------------------------
Douglas C. Chance


                             Director
-------------------------
Howard Frank


/s/ Gregory M. Gallo         Director
-------------------------
Gregory M. Gallo


/s/ Laurence R. Hootnick     Director
-------------------------
Laurence R. Hootnick


/s/ Janet L. Hyland          Director
-------------------------
Janet L. Hyland


/s/ Harry Saal               Director
-------------------------
Harry Saal

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/s/ Michael Cully            Vice President and Controller
-------------------------    (Principal Accounting Officer)
Michael Cully

                                       II-5
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                                EXHIBIT INDEX


 4.1. Third Restated Certificate of Incorporation of the Company - incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-8 (Registration No. 333-12187) filed with the SEC on September 17, 1996.

 4.2. Amended and Restated Bylaws of the Company - incorporated by reference to Exhibit 3.2 of the Company's Quarterly report on Form 10-Q for the quarter ended September 30, 1995.

 4.3. Rights Agreement between the Company and The First National Bank of Boston (as successor trustee) dated June 26, 1992, as amended - incorporated by reference to Exhibit 10.3 of the Company's Annual Report on Form 10-K for the year ended March 31, 1991.

 5     Opinion re legality

23.1   Consent of Counsel (included in Exhibit 5)

23.2   Consent of Arthur Andersen LLP

24 Power of Attorney (included in signature pages to this registration statement)

99.1 Network General Corporation 1989 Stock Option Plan, as amended through August 8, 1997, and related documentation.

99.2 Network General Corporation 1989 Employee Stock Purchase Plan, as amended through August 8, 1997, and related documentation.

99.3   Cinco Networks, Inc. 1997 Stock Option Plan, and related documentation.

                                       II-6